Exhibit 99.1
FIRST FINANCIAL HOLDINGS, INC.

Contact
Dorothy B. Wright
Senior Vice President-Investor Relations
and Corporate Secretary
(843) 529-5931 or (843) 729-7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
SECOND QUARTER EARNINGS CONFERENCE CALL

CHARLESTON, SOUTH CAROLINA, April 8, 2011 -- First Financial Holdings, Inc. (“Company”) (NASDAQ: FFCH) announced today that the company will host a conference call for institutional investors and analysts on Friday, April 29, 2011 at 9:00 a.m. Eastern Daylight Time to discuss its financial results.  The conference call will coincide with the news release announcing fiscal second quarter earnings which will be distributed after the market close on Thursday, April 28, 2011.

A live webcast of the presentation will be available at www.firstfinancialholdings.com.  Additionally, the webcast will be recorded and available until July 31, 2011.

About First Financial

First Financial Holdings, Inc. (“First Financial”, NASDAQ: FFCH) is a premier financial services provider offering integrated financial solutions, including personal, business, wealth management, and insurance.  First Financial serves individuals and businesses throughout coastal South Carolina, as well as the Florence, Columbia, and upstate regions of South Carolina and Burlington, and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal Savings and Loan Association of Charleston (“First Federal”); First Southeast Insurance Services, Inc., an insurance agency; Kimbrell Insurance Group, Inc., a managing general insurance agency; First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor; and First Southeast Investor Services, Inc., a registered broker-dealer.  First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size. Additional information about First Financial is available at www.firstfinancialholdings.com.